Exhibit 10.1

First Ottawa Bancshares Announces Dividend

Ottawa, Ill., December 10, 2010 - The Board of Directors of First Ottawa Bancshares, Inc. (Pink Sheets: FOTB.PK) approved the payment of a $0.26 per share semi annual cash dividend on the Company’s common stock.

“We are very pleased to make this distribution to our loyal shareholders”, said Jock Brown, President and CEO.  “In exercising its discretion, our board took into consideration our anticipated earnings, capital requirements, and the current regulatory and economic environments, all in the light of the new variable dividend policy adopted by our board in the fall of 2008.”